                                                                    EXHIBIT 12.1

                       CROWN CASTLE INTERNATIONAL CORP.
            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                            (DOLLARS IN THOUSANDS)



                                                                                                                    Three Months
                                                                         YEARS ENDED DECEMBER 31,                      Ended
                                                      ---------------------------------------------------------       March 31,
                                                      1995         1996         1997          1998         1999         2000
                                                      ----         ----         ----          ----         ----     ------------
Computation of Earnings:
  Income (loss) before income taxes,
   minority interests, extraordinary
   item and cumulative effect of change
   in accounting principle                            $  (21)     $  (947)     $(11,893)     $(35,747)    $(91,316)    $(30,508)
  Add:
    Fixed charges (as computed below)                  1,214        1,912         9,825        32,296      126,675       46,557
    Equity in losses (earnings) of
     unconsolidated affiliate                             --           --         1,138        (2,055)          --           --
                                                      ------      -------      --------      --------     --------     --------
                                                      $1,193      $   965      $   (930)     $ (5,506)    $ 35,359     $ 16,049
                                                      ======      =======      ========      ========     ========     ========

Computation of Fixed Charges and Combined
 Fixed Charges and Preferred Stock
 Dividends:
  Interest expense                                    $1,101      $ 1,748      $  7,095      $ 11,179     $ 60,971     $ 22,622
  Amortization of deferred financing
   costs and discounts on long-term debt                  36           55         2,159        17,910       49,937       19,139
  Interest component of operating lease
   expense                                                77          109           571         3,207       15,767        4,796
                                                      ------      -------      --------      --------     --------     --------
    Fixed charges                                      1,214        1,912         9,825        32,296      126,675       46,557
  Preferred stock dividends                               --           --         2,199         5,411       28,881       11,493
                                                      ------      -------      --------      --------     --------     --------
    Combined fixed charges and preferred
     stock dividends                                  $1,214      $ 1,912      $ 12,024      $ 37,707     $155,556     $ 58,050
                                                      ======      =======      ========      ========     ========     ========
Ratio of Earnings to Fixed Charges                        --           --            --            --           --           --
                                                      ======      =======      ========      ========     ========     ========
Deficiency of Earnings to Cover Fixed
 Charges                                              $   21      $   947      $ 10,755      $ 37,802     $ 91,316     $ 30,508
                                                      ======      =======      ========      ========     ========     ========
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends                    --           --            --            --           --           --
                                                      ======      =======      ========      ========     ========     ========
Deficiency of Earnings to Cover Combined
 Fixed Charges and Preferred Stock
 Dividends                                            $   21      $   947      $ 12,954      $ 43,213     $120,197     $ 42,001
                                                      ======      =======      ========      ========     ========     ========